UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2022

MODERNA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square
Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

This filing amends Item 5.02 of the Current Report on Form 8-K of Moderna, Inc. (the “Company”) filed on May 11, 2022 (the “Original Form 8-K”) to add the information described herein. The Original Form 8-K was previously amended by the Current Report on Form 8-K/A that the Company filed on May 13, 2022.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) and (e)    On May 11, 2022, the Company filed the Original Form 8-K, which disclosed, among other things, that, effective May 11, 2022, David Meline agreed to continue as Chief Financial Officer of the Company. This Current Report on Form 8-K/A hereby amends the Original Form 8-K to disclose that on May 27, 2022, the Company and Mr. Meline entered into an Updated Executive Retirement and Strategic Consulting Agreement (the “Updated Retirement and Consulting Agreement”), which supersedes the terms of the Executive Retirement and Strategic Consulting Agreement entered between Mr. Meline and the Company on April 10, 2022. The Updated Retirement and Consulting Agreement sets forth the terms of Mr. Meline’s continued service as Chief Financial Officer of the Company and his voluntary retirement from the Company on December 31, 2022, or such earlier date that the Company’s successor Chief Financial Officer commences employment (the “Retirement Date”).

Until the Retirement Date, Mr. Meline will continue to receive his current base salary and benefits and continue to vest in any outstanding unvested equity. After the Retirement Date, Mr. Meline will provide consulting services for the Company to March 2, 2026 (the “Strategic Consulting Period”). In return for such services, and subject to Mr. Meline’s agreement to a general release and certain other standard terms and conditions, Mr. Meline will (a) continue to vest, through July 8, 2024, in (i) the unvested portions of his new hire equity award granted on July 6, 2020 and (ii) the options and restricted stock units awarded in connection with his 2021 annual equity grant issued on February 9, 2021; and (b) continue to vest, through March 2, 2026, in the unvested portions of his 2022 annual equity award granted on March 1, 2022.

Further, the Company agreed to award Mr. Meline his 2022 annual bonus award at target, prorated to his dates of employment at the Company in 2022. Additionally, provided that Mr. Meline does not voluntarily resign prior to the Retirement Date, any options to purchase the Company’s common stock granted to Mr. Meline under the Moderna, Inc. 2018 Stock Option and Incentive Plan, to the extent vested, exercisable and outstanding at the end of the Strategic Consulting Period will remain exercisable through twelve months following the end of the Strategic Consulting Period (or until the original expiration date of such option, if earlier).

The above summary is not complete and is qualified in its entirety by the Updated Retirement and Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Updated Executive Retirement and Strategic Consulting Agreement, dated May 27, 2022, between ModernaTX, Inc. and David Meline

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2022		MODERNA, INC.

	By:	/s/ Shannon Thyme Klinger
Shannon Thyme Klinger
Chief Legal Officer